Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

Vickers Vantage Corp. I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.0001 per share(2)(3)	457(f)(2)	3,100,000	$0.00003333	(4)	$103.33	(4)	$0.0000927	$0.01
Fees to be paid	Equity	Series A Preferred Stock, par value $0.0001 per share(3)(5)	457(f)(2)	31,000,000	$0.00003333	(4)	$1,033.23	(4)	$0.0000927	$0.10
Fees to be paid	Other	Units, consisting of one share of Common Stock, par value $0.0001 per share, and one-half of one Warrant to purchase one share of Common Stock	457(f)(1)	54,820(6)	$10.36	(7)	$567,935.20		$0.0000927	$52.65
Fees previously paid	Equity	Common Stock, par value $0.0001 per share(3)(8)	457(f)(1)	17,250,000	$10.18	(9)	$175,605,000	(9)	$0.0000927	$16,278.59
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share(3)(10)	457(f)(2)	150,000,000	$0.00004445	(11)	$6,667	(11)	$0.0000927	$0.62
Fees Previously Paid	Equity	Warrants to purchase Common Stock(3)(12)	457(i)	13,740,000	-	(13)	-	(13)	$-	-
Fees Previously Paid	Equity	Common Stock issuable upon exercise of warrants(3)(14)	457(g)(1)	13,740,000	$11.50	(15)	$158,010,000	(15)	$0.0000927	$14,647.53
			Total Offering Amounts		—		$334,190,739.26		$0.0000927	$30,979.50
Fees Previously Paid			Total Fees Previously Paid		0		0		0	$30,926.74
			Net Fee Due							$52.76

(1) Prior to the completion of the business combination described in the proxy statement/prospectus forming part of this registration statement, the registrant, Vickers Vantage Corp. I, a Cayman Islands exempted company (the “Registrant” or “Vickers”), intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (the “domestication”), pursuant to which the registrant’s jurisdiction of incorporation will be transferred by way of continuation from the Cayman Islands to the State of Delaware and the name of the registrant will be changed to “Scilex Holding Company” (“New Scilex”). All securities being registered will be issued by New Scilex.

In connection with the business combination between Vickers and Scilex described in the proxy statement/prospectus forming part of this registration statement (the “Business Combination”), among other things, (a) Vantage Merger Sub Inc., a Delaware corporation (“Merger Sub”) will merge with and into Scilex Holding Company, a Delaware corporation (“Scilex”), with Scilex surviving such merger as a direct wholly-owned subsidiary of New Scilex (f/k/a Vickers) (the “Merger”); (b) all outstanding shares of common stock, par value $0.0001 per share of Scilex (the “Scilex Common Stock”) and all outstanding options to purchase shares of Scilex Common Stock, in each case outstanding as of immediately prior to the Merger, shall be exchanged for an aggregate of 150,000,000 shares of common stock, par value $0.001 per share, of New Scilex (the “New Scilex Common Stock”); (b) each outstanding share of Scilex Preferred Stock will be exchanged for one share of Series A Preferred Stock of New Scilex, par value $0.0001 per share (the “New Scilex Preferred Stock”) and one-tenth of one share of New Scilex Common Stock; (c) each of the 13,800,000 ordinary shares of Vickers that were sold pursuant to Vickers Registration Statement on Form S-1 (File No. 333-251352) as part of the units in Vickers initial public offering and the 3,450,000 ordinary shares held by the Sponsors of Vickers with each of these ordinary shares converting on a one-for-one basis into shares of New Scilex common stock; (d) all of the outstanding redeemable warrants of Vickers (“Public Warrants”), in each case, entitling the holder thereof to purchase one Vickers ordinary share at an exercise price of $11.50, will be converted into the right to purchase one share of New Scilex Common Stock on substantially the same terms as the Public Warrants (the “Holdco Warrants”); (e) each of the 6,840,000 private placement warrants sold to the Sponsors of Vickers (the “Private Placement Warrants”) which will be converted in to the right to purchase one share of New Scilex Common Stock on substantially the same terms as the Private Placement Warrants.

(2) Represents the maximum number of shares of New Scilex Common Stock issuable to the holders of Scilex Preferred Stock in connection with the Business Combination.

(3) Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Scilex Holding Company, a Delaware corporation, is a private company, no market exists for its securities, and has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination.

(5) Represents the maximum number of shares of New Scilex Preferred Stock issuable to the holders of Scilex Preferred Stock in connection with the Business Combination.

(6) Represents 54,820 units, consisting of one share of New Scilex Common Stock and one-half of one New Scilex Warrant issuable in exchange for all outstanding Vickers units in connection with the Domestication.

(7) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price is equal to the product obtained by multiplying $10.36, which represents the average of the high and low prices of shares of the Vickers units on the Nasdaq Capital Market on September 9, 2022, by 54,820, the estimated number of units that will be outstanding following the domestication.

(8) Represents 17,250,000 shares of New Scilex Common Stock issuable in exchange for all outstanding Vickers ordinary shares in connection with the Domestication, including the New Scilex Common Stock issuable upon conversion of the Founder Shares, which Founder Shares will automatically convert into shares of New Scilex Common Stock on a one-for-one basis in connection with the Business Combination.

(9) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price is equal to the product obtained by multiplying $10.18, which represents the average of the high and low prices of shares of Vickers ordinary shares on the Nasdaq Capital Market on May 11, 2022, by 17,250,000, the estimated number of Vickers Ordinary Shares that will be outstanding immediately prior to the closing of the Business Combination.

(10) Represents 150,000,000 shares of New Scilex Common Stock, the maximum number of shares of New Scilex Common Stock that are expected to be issued in connection with the Business Combination to existing holders of Scilex Common Stock and holders of outstanding options to purchase shares of Scilex Common Stock.

(11) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Scilex Holding Company, a Delaware corporation, is a private company, no market exists for its securities, and has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination, including securities issuable upon the exercise of options.

(12) Represents 6,900,000 Public Warrants and 6,840,000 Private Warrants, each of which will automatically convert into New Scilex Warrants upon consummation of the Business Combination as described in the proxy statement/prospectus forming part of this registration statement.

(13) The maximum number of New Scilex Warrants and shares of New Scilex Common Stock issuable upon exercise of the New Scilex Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such New Scilex Warrants has been allocated to the shares of New Scilex Common Stock underlying such warrants and those shares of New Scilex Common Stock are included in the registration fee as calculated in footnote (12) below.

(14) Consists of New Scilex Common Stock issuable upon exercise of New Scilex Warrants. Each New Scilex Warrant will entitle the warrant holder to purchase one share of New Scilex Common Stock at a price of $11.50 per whole share of New Scilex Common Stock (subject to adjustment).

(15) Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the New Scilex Common Stock underlying the New Scilex Warrants is calculated based on the higher of (i) $10.18, which represents the average of the high and low prices of Vickers Warrants on the Nasdaq Capital Market on May 11, 2022 and (ii) the exercise price of $11.50 per share.